                              SEPARATION AGREEMENT
                              --------------------

          THIS SEPARATION AGREEMENT dated as of June 30, 1996 by and among HOME HEALTH CORPORATION OF AMERICA, INC. ("HHCA"), a Pennsylvania corporation, HOME
                                      ----
HEALTH CORPORATION OF DELAWARE, INC. ("HHCOD"), a Delaware corporation, HHCD,
                                       -----
INC. ("HHCD"), a Delaware corporation, HHCDME, INC. ("HHCDME"), a Delaware
       ----                                           ------
corporation (HHCA, HHCOD, HHCD, and HHCDME are each sometimes individually referred to herein as a "Company" and are sometimes collectively referred to
                         -------
herein as the "Companies"), STEVEN R. ALTSHULER ("Mr. Altshuler"), an adult
               ---------                          -------------
individual, JANE E. ALTSHULER ("Ms. Altshuler"), an adult individual, WILLIAM W.
                                -------------
MOSES ("Mr. Moses"), an adult individual, and ANDRA H. MOSES ("Ms. Moses"), an
        ---------                                              ---------
adult individual (Mr. Altshuler, Ms. Altshuler, Mr. Moses, and Ms. Moses are each sometimes individually referred to herein as an "Employee" and are
                                                      --------
sometimes collectively referred to herein as the "Employees").
                                                  ---------

                                   BACKGROUND
                                   ----------

          A. The Employees are employed by HHCOD and have served as officers of HHCOD since March 3, 1995 pursuant to those certain Employment Agreements dated March 3, 1995 between HHCOD and each of the Employees (each being individually referred to herein as an "Employment Agreement" and all such Employment
                          --------------------
Agreements being collectively referred to herein as the "Employment
                                                         ----------
Agreements").
- ------------

          B. The Employees and the Companies have agreed that it is in their mutual best interests for the Employees to resign as officers and employees of HHCOD and to settle any and all claims which they may have against one another under the Employment Agreements and the Incentive Compensation Plan (as hereinafter defined), on the terms and subject to the conditions of this Agreement.

          C. In connection with such settlement, the Employees and the Companies have agreed to modify and amend certain agreements, documents, and instruments to which they are a party with one another which were entered into concurrently with the execution of the Employment Agreements, on the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein and intending to be legally bound hereby, the parties hereto covenant and agree as set forth below.

          Section 1.  Defined Terms.  As used herein, the following terms shall
                      -------------
have the meanings indicated in this Section 1, unless the context otherwise requires.

               "Act" shall mean the Securities Act of 1933, as amended, and any
                ---
     and all rules and regulations promulgated thereunder.

               "Agency" shall mean Professional Home Health Care Agency, Inc., a
                ------
     Delaware non-profit corporation now known as Professional Transaction Processing, Inc.

               "Agreement" shall mean this Separation Agreement and any
                ---------
     amendments and modifications hereto.

               "Altshulers" shall mean, collectively, Ms. Altshuler and Mr.
                ----------
     Altshuler.

               "Claims" shall mean, collectively and with respect to any
                ------
     applicable matter, any and all actions, causes of action, suits, debts, claims, and demands arising from or relating to such matter.

               "Closing Date" shall mean March 3, 1995, the date on which the
                ------------
     Purchase and Sale Transactions were completed.

               "Company" and "Companies" shall each have the meaning given to
                -------       ---------
     those terms in the heading of this Agreement.

               "Companies' Affiliates" shall have the meaning given to that term
                ---------------------
     in Section 12 hereof.

               "Consulting Period" shall mean the twenty-four (24) month period
                -----------------
     commencing on July 1, 1996 and ending on June 30, 1998.

               "Default" shall mean, (i) with respect to any party hereto, such
                -------
     party's breach or violation of any term, condition, covenant, agreement, representation, or warranty contained in this Agreement which is not cured within twenty (20) days after such party's receipt of written notice of such breach or violation from the non-defaulting party, except as otherwise provided under clause (ii) hereof, or (ii) with respect to any Company, a breach or violation of the payment obligations under Sections 3(c) or 4(c) hereof which is not cured within twenty (20) days after (A) its receipt of written notice of such breach or violation from the Employees if the Employees are required to provide such notice as hereinafter set forth, or
     (B) such breach or violation if the Employees are not required to provide such notice as hereinafter set forth; it being understood and agreed that the Employees shall not be required to provide the Companies with written notice of any breach or violation by the Companies under Sections 3(c) or 4(c) hereof on more than two (2) occasions during any calendar year.

               "Effective Date" shall mean June 30, 1996.
                --------------

               "Employee" and "Employees" shall each have the meaning given to
                --------       ---------
     those terms in the Background provisions of this Agreement.

               "Employee Affiliates" shall have the meaning given to that term
                -------------------
     in Section 12 hereof.

               "Employment Agreements" and "Employment Agreement" shall each
                ---------------------       --------------------
     have the meaning given to those terms in the heading of this Agreement.

               "Excluded Claims" shall mean, collectively, the Claims of any
                ---------------
     party hereto arising out of another party's Default.

               "Guaranty" shall mean the Full Payment Guaranty dated the Closing
                --------
     Date executed and delivered by HHCA to and in favor of the Employees, M. Altshuler, Master Supply, and Agency.

               "HHCA," "HHCOD," "HHCD," and "HHCDME" shall each have the meaning
                ----    -----    ----        ------
     given to those terms in the heading of this Agreement.

               "Incentive Compensation Plan" shall mean the Executive Employee
                ---------------------------
     Incentive Compensation Plan dated the Closing Date by and among HHCOD and the Employees.

               "Indemnification Agreement" shall mean the Indemnification
                -------------------------
     Agreement dated the Closing Date by and among the Companies, Master Supply, Agency, and the Employees.

               "Insurance Coverage" shall have the meaning given to that term in
                ------------------
     Section 2(c)(i) hereof.

               "Master Supply" shall mean Master Medical Supply Co., Inc., a
                -------------
     Delaware corporation now known as Master Management Services, Inc.

               "M. Altshuler" shall mean Milton Altshuler, an adult individual.
                ------------

               "Mr. Altshuler", "Ms. Altshuler", "Mr. Moses", and "Ms. Moses"
                -------------    -------------    ---------        ---------
     shall each having the meaning given to those terms in the heading of this Agreement.

               "Non-Competition Period" shall mean, for the purposes of Section
                ----------------------
     2(e)(i) hereof, the period commencing on the Effective Date and ending on March 1, 2000.

               "Obligations" shall mean, collectively, all liabilities, duties,
                -----------
     and obligations of the Companies to the Employees under this Agreement (including, without limitation, amounts due and owing to the Employees under Sections 2, 3, 4, 5, and 6 hereof) and the Promissory Note (as modified hereby).

               "Professional Services" shall mean Professional Home Health
                ---------------------
     Services, Inc., a Delaware corporation and wholly-owned subsidiary of HHCOD.

               "Professional Services Sale" shall mean the Purchase and Sale
                --------------------------
     Transaction completed under and pursuant to that certain Stock Purchase Agreement dated March 3, 1995, by and among HHCOD, Mr. Moses, M. Altshuler, and the Altshulers, whereby HHCOD purchased all of the issued and outstanding capital stock of Professional Services.

               "Promissory Note" shall mean the Promissory Note dated the
                ---------------
     Closing Date in the original principal amount of One Million Four Hundred Seventy-Five Thousand Dollars ($1,475,000) executed and delivered by HHCOD and Professional Services, as co-makers, in favor of the Employees in accordance with Schedule "A" thereto.
                     ------------

               "Purchase and Sale Transactions" shall mean, collectively, the
                ------------------------------
     purchase and sale transactions described in the recitals to the Indemnification Agreement, pursuant to which, among other things, (i) Master Supply sold substantially all of its assets to HHCDME, (ii) Agency sold substantially all of its assets to HHCD, and (iii) HHCOD acquired all of the issued and outstanding capital stock of Professional Services, on the terms and subject to the conditions of the Transaction Documents related thereto.

               "Securities Laws" shall mean, collectively, (i) the Act, and (ii)
                ---------------
     any and all applicable state securities laws, rules, and regulations.

               "Shares" shall mean, collectively, the 100,000 shares of HHCA's
                ------
     Class B Common Stock, par value $.10 per share heretofore issued by HHCA to the Employees in connection with the Purchase and Sale Transactions and pursuant to the Subscription Agreement, which shares of Class B Common Stock of HHCA were subsequently converted into 100,000 shares of HHCA's Common Stock, no par value, pursuant to a Plan of Recapitalization adopted by HHCA's Board of Directors on September 6, 1995.

               "Subscription Agreement" shall mean the Subscription Agreement
                ----------------------
     dated the Closing Date by and among HHCA and the Employees.

               "Transaction Documents" shall mean, collectively, those
                ---------------------
     agreements, documents, and instruments executed by the parties hereto in connection with the Purchase and Sale Transactions (including, without limitation, the Employment Agreements, the Incentive Compensation Plan, the Promissory Note, the Indemnification Agreement, the Guaranty, and the Subscription Agreement),

               "Transition Period" shall mean the three (3) month period
                -----------------
     beginning on July 1, 1996 and ending on September 30, 1996.

          2.  Employment Agreements.
              ---------------------

                  (a) Termination.  Subject to the provisions of this Section 2
                      -----------
and the other provisions hereof, the Companies and the Employees agree that, as of the Effective Date, the Employment Agreements shall be terminated, cancelled, null, void, and of no further force or effect.

                  (b) Resignations.  By reason of Section 2(a) hereof, on the
                      ------------
Effective Date, each Employee shall execute and deliver to HHCOD such Employee's formal resignation as an officer and employee of HHCOD. Subject to those duties required to be performed by Mr. Altshuler and Mr. Moses during the Transition Period pursuant to Section 7 hereof and those actions that may be required to be taken by the Employees pursuant to Section 21 hereof, (i) the Employees shall have no further duty or obligation to perform services for or on behalf of the Companies under the Employment Agreements after the Effective Date, and (ii) the Employees shall no longer be authorized to represent, enter into contracts or agreements, to incur any expenses or liabilities, or to take any other action, on behalf of any Company after the Effective Date.

                  (c) Benefits.  As an inducement for the Employees to terminate
                      --------
and cancel the Employment Agreements in accordance herewith, the Companies shall pay or provide, as appropriate, the following:

                       (i) During the twenty-four (24) month period subsequent to the Effective Date, the Companies shall provide, at their cost and expense, as the sole benefit to be provided to the Employees in consideration of the termination and cancellation of the Employment Agreements, that family health, insurance coverage that is currently made available to the Employees pursuant to Section 2.3(e) of each Employment Agreement in accordance with the existing terms thereof (collectively, the "Insurance Coverage").
      ------------------

                       (ii) Subsequent to the twenty-four (24) month period referred to in Section 2(c)(i) hereof, the Employees shall be eligible to continue the Insurance Coverage under the Companies' group health plan(s) to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

                       (iii) In addition to the benefits described above, (A) each Employee shall be entitled to receive, to the extent consistent with past practice, those benefits described in Section 2.3 of the Employment Agreement to which such Employee is a party for the period of time through and including the Effective Date, (B) each Employee shall be entitled to any benefits under the 401(k) Plan provided to such Employee under Section 2.3(b) of the Employment Agreement to which such Employee is a party, to the extent that such benefits have vested in accordance with the terms and conditions of such plan(s) as of the Effective Date, and (C) each Employee shall be entitled to any vested benefits under the pension and similar plans provided to such Employee under Section 2.3(b) of the Employment Agreement to which such Employee is a party, to the extent that such benefits have vested in accordance with the terms and conditions of such plan(s) as of the Effective Date.

                  (d)  Return of Proprietary Materials.  In connection with the
                       -------------------------------
transactions contemplated hereby, the Employees will return to HHCOD any and all notes, memoranda, drawings, computer disks, specifications, programs, data or other materials in their possession that contain, incorporate, or embody, to their knowledge, Confidential Information (as such term is defined in the Employment Agreements).

                  (e)  Covenant Not to Compete; Nondisclosure.  Notwithstanding
                       --------------------------------------
the termination and cancellation of the Employment Agreements:

                       (i) Each Employee agrees to remain bound by the covenant not to compete set forth in Section 6 of the Employment Agreement to which such Employee is a party for and during the Non-Competition Period (as herein defined); provided, however, the Employees' duties and obligations to comply with such covenant not to compete shall be conditioned upon the Companies' full and complete compliance with the terms and conditions of this Agreement (it being understood and agreed that the Companies' payment of amounts payable hereunder to the Escrow Agent (as hereinafter defined) in accordance with the provisions of Section 11(b) hereof shall not, for purposes of this clause (i), constitute a failure by the Companies to be in full and complete compliance with this Agreement); and

                       (ii) Each Employee agrees to remain bound by the nondisclosure covenant set forth in Section 7 of the

     Employment Agreement to which such Employee is a party for the period referred to therein.

          3.   Consulting Arrangement.
               ----------------------

                  (a)  Engagement.  Notwithstanding the termination and
                       ----------
cancellation of the Employment Agreements to which the Altshulers are a party, the Companies have determined that it is in their best interests to engage the Altshulers as consultants to the Companies during the Consulting Period in light of their knowledge, experience, and expertise in the home health care business. By reason thereof, the Companies hereby engage the Altshulers to provide those limited consulting services set forth below and the Altshulers accept such engagement, on the terms and subject to the conditions set forth in this Section 3.

                  (b)  Consulting Duties.  Subject to the limitations set forth
                       -----------------
herein, during the Consulting Period, the Altshulers shall, as and when requested by a designated officer of HHCA, provide consulting services to the Companies relating and pertaining to the management and operation of the Companies' home health care operations in Delaware (including, in particular, Medicare, reimbursement, and related matters). Notwithstanding anything contained herein to the contrary, (i) the nature and extent of consulting duties required to be performed by the Altshulers hereunder shall be reasonably satisfactory to both the Altshulers and the Companies, and (ii) the Altshulers shall be permitted to discharge all such consulting duties from their residence and shall not be required to be present at the Companies' facilities in connection therewith.

                  (c)  Consulting Fee.  In consideration of the Altshulers
                       --------------
agreement to provide consulting services hereunder during the Consulting Period, the Companies shall pay to the Altshulers a consulting fee in the aggregate amount of Four Hundred Thousand Dollars ($400,000), which consulting fee shall be due and payable in twenty-four (24) equal successive monthly installments of Sixteen Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($16,666.67) each commencing on July 1, 1996 and continuing on the same day of each month thereafter through and including June 1, 1998 until the entire consulting fee has been paid in full. The duty and obligation of the Companies to pay the consulting fee described herein to the Altshulers shall be unaffected by the death or disability of either or both of the Altshulers.

          4.   Termination of Incentive Compensation Plan; Additional
               ------------------------------------------------------
Consideration for Professional Services Sale.
- --------------------------------------------

                  (a)  Background of Incentive Compensation Plan.  The parties
                       -----------------------------------------
hereto recognize, acknowledge, and agree that payments due and owing by HHCOD under the Incentive Compensation Plan represented additional consideration for the Professional

Services Sale notwithstanding any contrary characterization therein set forth. In connection with the transactions described herein, (i) the Companies have required the Incentive Compensation Plan to be terminated and for the Employees to waive their right to all payments thereunder, and (ii) as an inducement therefor, the Companies have agreed to increase the consideration due and payable by the Companies for the Professional Services business purchased in connection with the Professional Services Sale on the terms and conditions hereinafter set forth.

                  (b)  Termination.  Subject to the provisions of this Section 4
                       -----------
and the other provisions of this Agreement, the Companies and the Employees agree that, as of the Effective Date, the Incentive Compensation Plan shall be terminated, cancelled, null, void, and of no further force or effect.

                  (c)  Additional Consideration.  The Companies agree to pay to
                       ------------------------
the Employees, as additional consideration for the Professional Services business purchased in connection with the Professional Services Sale, the sum of Seven Hundred Twenty-Five Thousand Dollars ($725,000). Such additional consideration shall be due and payable by the Companies in twenty-four (24) equal successive monthly installments of Thirty Thousand Two Hundred Eight Dollars and Thirty-Three Cents ($30,208.33) each commencing on July 1, 1996 and continuing on the same day of each month thereafter through and including June 1, 1998 until all such additional consideration has been paid in full. The amount to be paid pursuant to this Section 4(c) shall be allocated among the Employees and M. Altshuler as the Employees may determine and set forth in a written notice to the Companies and each of the Employees hereby agrees to indemnify and hold the Companies harmless from and against any liability or expense (including reasonable attorneys' fees) incurred by any of the Companies in connection with any Claim brought by any of the Employees or by M. Altshuler disputing the allocation of any amount which has been paid by the Companies under this Section 4(c) and in accordance with the allocation described herein.

          5.   Modifications to Promissory Note.
               --------------------------------

                  (a)  Elimination of Principal Adjustments.  The adjustment
                       ------------------------------------
provisions contained in Section 5 of the Promissory Note are hereby deleted in their entirety.

                  (b)  Modification to Default Provisions.  The provisions of
                       ----------------------------------
clause (iii) of Section 5 of the Promissory Note are hereby modified, amended, and restated to read in its entirety as follows:

               "(iii) Failure by HHCOD, HHCA, HHCDME, or HHCD, Inc. to pay any sum due under that certain Separation Agreement dated June 30, 1996, by and among HHCOD, HHCA, HHCDME, HHCD,

          Inc. and the Payees (other than Milton Altshuler), which failure continues beyond any cure period provided in such Separation Agreement,"

          6.   Subscription Agreement; Transferability of Shares.
               -------------------------------------------------

                  (a)  Elimination of Transferability Restriction.  The
                       ------------------------------------------
Subscription Agreement is modified and amended to delete the transferability provisions contained in Section 5 thereof. The Employees shall be permitted to transfer any and all Shares free of any restriction contained in the Subscription Agreement so long as such transfer is made pursuant to and in compliance with the Securities Laws including, without limitation, any transfer made in accordance with Rule 144 promulgated under and pursuant to the Act.

                  (b)  Replacement Certificates.  If the share certificates
                       ------------------------
evidencing the Shares currently refer to any of the restrictions in the Subscription Agreement being eliminated hereby, HHCA shall cause its transfer agent to issue to the Employees on the Effective Date share certificates in replacement thereof consistent with the intent and purposes of Section 6(a) hereof, but which will contain the following legend thereon: "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE".

                  (c)  Cooperation; Assistance.  The Companies covenant and
                       -----------------------
agree to take any and all action reasonably requested by the Employees to facilitate any transfer of the Shares desired by the Employees in accordance with Section 6(a) hereof including, without limitation, causing the issuance of an opinion from its counsel to the extent the issuance of such an opinion required by HHCA's stock transfer agent; provided, however, that the Employees shall reimburse the Companies for any reasonable out-of-pocket expenses that they may incur in connection with any such action requested by the Employees pursuant to this Section 6(c), other than the fees and expenses of the Companies' counsel in connection with the issuance of such opinion, the cost of which shall be equally shared by the Companies and the Employees (provided that the Employees' share shall not exceed One Thousand Dollars ($1,000)).

                  (d)  Modification to Repurchase Option.  Notwithstanding the
                       ---------------------------------
provisions of Section 2 of the Subscription Agreement, the Employees shall have the right to cause HHCA to repurchase all, or any portion of, the Shares at the repurchase price set forth in Section 2 of the Subscription Agreement at any time commencing on the Effective Date, which repurchase option shall expire one
(1) month subsequent to the date on which any such Shares could be transferred without restriction pursuant to

Rule 144 promulgated under the Act (regardless of whether such transfer has occurred) but only with respect to that number of Shares which could be so transferred.

          7.   No Duty to Mitigate.  Notwithstanding anything contained herein
               -------------------
to the contrary and notwithstanding any law, rule, or regulation requiring otherwise, any amount received by the Employees after the Effective Date, regardless of the source thereof, shall not serve to reduce any amount due and payable by the Companies to any of the Employees under this Agreement and the Transaction Documents (as modified or amended by this Agreement); provided, however, notwithstanding the foregoing, any amount received by any Employee in respect of unemployment compensation payable to and received by such Employee by reason of such Employee's separation of employment with HHCOD shall reduce, dollar for dollar, those amounts due and payable by the Companies under Sections 3(c) and 4(c) hereof.

          8.   Modification of Indemnification Agreement.
               -----------------------------------------

                  (a)  Indemnity Statute.  As an inducement for the Employees to
                       -----------------
enter into this Agreement, references to the "eighteen (18) month period immediately following the Closing Date" in Section 9.6 of the Indemnification Agreement are hereby substituted and replaced with the "fifteen (15) month period immediately following the Closing Date."

                  (b)  Set-off Rights.  Any and all references in Section 9.10
                       --------------
of the Indemnification Agreement to the Promissory Note, the Subscription Agreement, the Employment Agreements, the Reconciliation Agreement, and the Incentive Compensation Plan shall take into account the modifications thereto described herein and the Companies shall have no rights to set-off and/or reduce, from amounts due and owing hereunder, any amounts due from the Employees under the Indemnification Agreement unless and to the extent expressly permitted by the provisions of Section 9.10 of the Indemnification Agreement; provided, however, in no event shall the Companies be entitled to set-off against amounts due and owing under Section 4(c) hereof.

          9.   Transition Period Duties.  During the Transition Period, (i) Mr.
               ------------------------
Altshuler and Mr. Moses shall assist and cooperate with a designated HHCA officer in connection with and in order to assure a smooth and orderly transition of the management and supervision of HHCA's Delaware businesses from the Employees to HHCA management, all in a manner which is reasonably satisfactory to both (A) Mr. Altshuler and Mr. Moses, and (B) such HHCA officer,
(ii) regardless of whether Mr. Altshuler or Mr. Moses are required to be present at HHCA's Delaware facilities pursuant to the provisions of this Section 9, Mr. Altshuler and Mr. Moses shall use their reasonable efforts to be accessible (by telephone or pager) to such HHCA officer at all reasonable times during normal business hours for the purposes set forth herein, and (iii) neither Ms. Altshuler nor Ms. Moses shall be required to render any services on behalf of the Companies, other than
(A) those being provided by their spouses described in clauses (i) and (ii) above, and (B) the duties of Ms. Altshuler under Section 3(b) hereof.

          10.  Representations and Warranties.
               ------------------------------

                       (a)  By Companies.  The Companies represent and warrant
                            ------------
to the Employees as follows:

                            (i) The Companies are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation.

                            (ii) The Companies have the corporate power to execute, deliver, and perform under this Agreement, and have taken all necessary corporate and other actions to authorize such execution, delivery, and performance.

                            (iii) This Agreement constitutes a valid obligation of the Companies legally binding upon and enforceable against them in accordance with its terms.

                            (iv) The execution and delivery of, and performance under, this Agreement will not violate or contravene any existing decree of any court, governmental authority, bureau or agency having jurisdiction over the Companies or the articles of incorporation, certificate of incorporation, by-laws, or similar organizational document of the Companies or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which any Company is a party or which purports to be binding upon any Company or any of such Company's properties or assets (including, without limitation, subordination agreements to which any Company is a party with its lenders and/or investors), and will not result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any of such Company's properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking, or other agreement.

                            (v) Since the Closing Date, no modifications or amendments have been made, adopted, or proposed to the provisions of any Company's by-laws relating to indemnification of such Company's directors, officers, employees, and other representatives, except that HHCA's by-laws were amended and restated effective upon the consummation of HHCA's public offering in November of 1995 and a copy of such amended and restated by-laws were previously provided to the Employees.

                       (b) By Employees. The Employees represent and warrant to the Companies as follows:

                            (i) The Employees have the power and capacity to execute, deliver, and perform under, this Agreement.

                            (ii) This Agreement constitutes a valid obligation of the Employees legally binding upon and enforceable against them in accordance with their respective terms.

                            (iii)  The execution and delivery of, and
     performance under, this Agreement will not violate or contravene any existing decree of any court, governmental authority, bureau or agency having jurisdiction over the Employees or any mortgage, indenture, security agreement, contract, undertaking or other agreement to which any of the Employees is a party or which purports to be binding upon any Employee or any of such Employee's properties or assets.

          11.  Default; Acceleration; Remedies.
               -------------------------------

                  (a)  Default by Companies.  Upon the occurrence of any Default
                       --------------------
by the Companies or the occurrence of any Default under and as defined in the Promissory Note, the Employees may, by written notice to the Companies, declare all of the Obligations to be due and payable, whereupon the aggregate amount of all of the Obligations, together with accrued interest thereon and all other amounts payable thereunder, shall become immediately and automatically due and payable, anything contained herein or in any other agreement, document, or instrument evidencing the same to the contrary notwithstanding. Upon acceleration of the outstanding Obligations, (i) such Obligations shall, until paid, bear interest at the annual interest rate set forth in the Promissory Note, which interest rate shall remain in effect following the entry of any judgment against the Companies, and (ii) the Employees may exercise any and all rights and remedies available at law or in equity against the Companies to enforce and collect the outstanding Obligations.

                  (b)  Default by Employees.  Upon the occurrence of any Default
                       --------------------
by any of the Employees, the Companies may, at their option, (i) exercise any and all rights and remedies available to the Companies under the Transaction Documents (as modified by this Agreement); (ii) exercise any and all rights and remedies available at law or in equity against the Employees to enforce the terms of this Agreement and the Transaction Documents; and (iii) only upon the occurrence of any Default under Section 2(e)(i) and Section 2(e)(ii) hereof, discontinue making the payments due and owing pursuant to the Promissory Note and seventy-two percent (72%) of those payments due and owing pursuant to Sections 3(c) and 4(c) hereof directly to the Employees (collectively, the "Payments"); provided, however, that
 --------    -----------------
in connection with exercising rights under this clause (iii), the Companies shall: (A) before taking action under paragraph (C) of this clause (iii), provide written notice to the Employees of such Default as soon as practicable after learning thereof (the "Employee Default Notice"), which Employee Default
                             -----------------------
Notice shall describe the alleged Default(s) and actions the Companies believe are required to cure the Default; (B) before taking action under paragraph (C) of this clause (iii), provide the Employees with ten (10) days following their receipt of the Employee Default Notice within which to cure the Default; and (C) if the Employees fail to cure such Default to the reasonable satisfaction of the Companies within the aforesaid ten (10) day period, begin to make the Payments on their respective due dates to the law firms of Kleinbard, Bell & Brecker, and Stevens & Lee, as joint escrow agents (the "Escrow Agent"), which Escrow Agent
                                            ------------
shall retain the Payments until it receives written instructions from the Companies that the Default has been cured or, in the case of Defaults that are disputed by the Employees, that the Companies and the Employees have reached agreement (either through negotiation or arbitration) with respect to such Default. In the event that the Companies exercise their right to remit Payments to the Escrow Agent pursuant to this Section 11(b)(iii), the parties shall meet in person and negotiate in good faith during the then (10) calendar day period (the "Negotiation Period") after the Employees' receipt of the Employee Default
      ------------------
Notice and the ten (10) day cure period referred to herein. If the parties are unable to resolve all such disputes within the Negotiation Period, then within five (5) business days after the expiration of the Negotiation Period, all disputes shall be submitted to arbitration in accordance with Section 9.11 of the Indemnification Agreement. All Payments shall be released from escrow and paid to the Employees when all disputes with respect to the Default giving rise to such escrow have been settled (either through negotiation or arbitration); provided, however, notwithstanding the foregoing, any amount determined (either through (i) negotiation and the joint written instructions of the Companies and the Employees, or (ii) arbitration pursuant to an arbitration award) to be owing by the Employees to the Companies by reason of such Default may be paid by the Escrow Agent to the Companies from amounts held in escrow. Notwithstanding anything contained herein to the contrary, it is understood and agreed that: (i) the Escrow Agent shall have no liability to any party hereto in connection with its performance of any duties or obligations under this Section 11(b), except that each of the law firms of Kleinbard, Bell & Brecker and Stevens & Lee shall be liable for their own respective gross negligence and willful misconduct; and
(ii) if any dispute or difference arises between the parties hereto or if any conflicting demand shall be made upon the Escrow Agent, the Escrow Agent shall not be required to determine the same or take any action thereon, but rather may
(A) await settlement of the controversy by appropriate legal proceedings, (B) by written notice to the parties hereto, require the parties to enter into binding arbitration of the dispute to determine to whom the funds held by the Escrow Agent pursuant hereto shall be delivered, or (C) may file suit in interpleader with the proper court in Philadelphia County, Pennsylvania, for the purpose of having the respective rights of the parties adjudicated.

          12.  Limited Waiver and Release of Claims by the Companies.  The
               -----------------------------------------------------
Companies, on behalf of themselves and their respective predecessors, successors, controlling or related entities, affiliates, divisions, subsidiaries, and joint venturers, and all of their respective past, present and future representatives, agents, assigns, attorneys, directors, officers, partners, shareholders and employees, and all persons, corporations, and other entities connected therewith that might claim by, through or under them (collectively, the "Companies' Affiliates"), for and in consideration of the
                    ---------------------
obligations, covenants and agreements of the Employees herein set forth, the sufficiency of which is hereby acknowledged by Companies, do hereby waive, remise, release and forever discharge the Employees and their respective executors, administrators, predecessors, successors, heirs, assigns, and all persons, corporations and other entities connected therewith that might claim by, through or under them (collectively, the "Employee Affiliates"), of and from
                                              -------------------
all, and all manner of, all Claims whatsoever in law or in equity, which the Companies or the Companies' Affiliates, directly or indirectly, ever had, now have, or hereafter may have, in any capacity whatsoever, against the Employees or the Employee Affiliates under the Employment Agreements, whether such Claims are now known or unknown by Companies; provided, however, the provisions of this
Section 12 shall not be applicable to or operate to release Employees from any of the Excluded Claims arising by reason of any Default by the Employees.

          13.  Limited Waiver and Release of Claims by Employees.  The
               -------------------------------------------------
Employees, on behalf of themselves and the Employee Affiliates, for and in consideration of the obligations, covenants and agreements of Companies herein set forth, the sufficiency of which is hereby acknowledged by Employees, do hereby waive, remise, release and forever discharge the Companies and the Companies' Affiliates of and from all, and all manner of, all Claims whatsoever in law or in equity, which the Employees or the Employee Affiliates, directly or indirectly, ever had, now have, or hereafter may have, against the Companies or the Companies' Affiliates under the Employment Agreements, the Reconciliation Agreement, and the Incentive Compensation Plan, whether such Claims are now known or unknown by the Employees; provided, however, the provisions of this
Section 13 shall not be applicable to or operate as a release with respect to any of the Excluded Claims arising by reason of any Default by the Companies.

          14.  Effect of Releases.  The parties agree that the provisions of
               ------------------
Sections 12 and 13 hereof and the settlement and termination of the Claims therein described is not and shall not be construed to be an admission by any party hereto of any violation of any federal, state or local statute or regulation, or of any duty owed by one party to the other under the documents to which such releases pertain and that the provisions thereof, in addition to all other covenants and agreements herein set forth, are being made to amicably settle all such claims in accordance with the terms and conditions of this Agreement.

          15.  Non-Disparagement.  The Employees agree not to, directly or
               -----------------
indirectly, disparage or criticize the Companies or the Companies' officers or directors in any manner or respect to any person or entity. The Companies similarly agree not to, directly or indirectly, disparage or criticize the Employees in any manner or respect to any person or entity.

          16.  Indemnification.  To the extent required by the by-laws or
               ---------------
certificate of incorporation of any Company, the Companies agree to defend, indemnify, and hold the Employees harmless against any threatened or pending actions or proceedings, whether brought by a third party or as a derivative action, by reason of the fact that the Employees were officers and/or representatives of the Companies acting within the scope of their employment.

          17.  Non-Disclosure of Agreement.  Neither the Companies nor the
               ---------------------------
Employees shall disclose, directly or indirectly, the existence of this Agreement and/or the terms and conditions of this Agreement to any Person except
(i) to such party's legal counsel, (ii) with respect to Employees, to members of their immediate family, (iii) to the extent legally necessary to enforce the Excluded Claims in a court of law or equity, (iv) as may be required by applicable law after giving prior written notice of such required disclosure to the other parties hereto, or (v) to such party's accountants, lenders, insurers or any person or party with whom such party has dealings or relationships which would make such disclosure reasonably necessary or appropriate.

          18.  Access to Records; Mail Delivery.  After the Effective Date, the
               --------------------------------
Companies shall, for any reasonable business purpose, permit the Employees and their agents and representatives to have access to, and make copies of excerpts from, the books, records, financial statements, tax returns, and other information relating or pertaining to HHCA and/or its subsidiaries (including, without limitation, billing and patient information, records, and files), regardless of the medium by which any of the foregoing is stored or maintained, so long as (i) reasonable advance written notice is provided by the Employees to HHCA, (ii) such notice states with reasonable specificity the information which the Employees desire to review and/or copy and the purpose thereof, and (iii) an HHCA officer supervises and is present while the Employees are reviewing and/or copying such information. Any and all mail, correspondence, and/or inquiries addressed or directed to the Employees or pertaining to matters with respect to which the

Employees are or may be responsible and/or relating to business activities conducted by Agency, Master Supply, or Professional Services prior to the Closing Date (including, without limitation, desk settlement notices relating to Agency) shall be promptly opened when received and made available for receipt by the Employees after the Effective Date at HHCA's existing Delaware facilities during normal business hours.

          19.  Agency Accounts, Etc.  Any and all amounts received by the
               ---------------------
Companies in respect of assets of Agency which were not sold by Agency as a result of the Purchase and Sale Transactions (including, without limitation, accounts receivable) shall be held in trust by the Companies for the benefit of Agency and shall be promptly remitted to the Agency c/o the Employees at the address set forth in Section 21 hereof in the form so received.

          20.  Ratification of Guaranty.  Without limiting the generality of the
               ------------------------
provisions of Section 29 hereof, HHCA hereby ratifies and affirms all of its duties, obligations, and liabilities under the Guaranty; provided, however, HHCA's obligations hereunder are in addition to and not in substitution of its obligations under the Guaranty and other Purchase and Sale Documents.

          21.  Notices.  All notices, requests, demands, claims, and other
               -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to Companies:         Home Health Corporation of
                                 America, Inc.
                              2200 Renaissance Boulevard
                              Suite 300
                              King of Prussia, PA  19406-2755

                              Attention:  Mr. Bruce J. Feldman,
                                           President

     If to the Employees:     Steven R. and Jane E. Altshuler
                              15 Lakewood Circle
                              Newark, DE  19711

                              William W. and Andra H. Moses
                              4 Shannon Place
                              Newark, DE  19711

          22.  Expenses.  Each party hereto shall bear such party's own costs
               --------
and expenses, including legal fees and
expenses, incurred in connection with this Agreement and the transactions contemplated hereby.

          23.  Further Assurances.  From time to time after the Effective Date,
               ------------------
each of the parties hereto hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, and advisable under applicable laws, rules, and regulations to complete and make effective the transactions contemplated by this Agreement.

          24.  Waivers.  No provision of this Agreement may be modified, waived,
               -------
or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Employees and the Companies. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement or the other Transaction Documents to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

          25.  Validity and Severability.  If, for any reason, any provision of
               -------------------------
this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held to be invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held to be invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect to the full extent consistent with law.

          26.  Governing Law; Jurisdiction.  This Agreement shall be governed by
               ---------------------------
and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof. In order to enforce the provisions hereof, each of the parties hereto: (i) submits and consents to the personal jurisdiction of the Court of Common Pleas of Philadelphia County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania with respect to any suit, action or proceeding relating to this Agreement or any of the transactions contemplated hereby; (ii) waives any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) waives the right to object that any such court does not have personal jurisdiction over such party; and (iv) consents to the service of process in any such suit, action or proceeding upon the receipt through the United States mail of copies of such process to such party by certified mail to the addresses indicated in Section 19 hereof or at such other addresses of which the other parties shall be received written notice. Nothing herein shall preclude any party from bringing suit or taking other legal action in any other jurisdiction or from serving legal process in any other manner permitted by law or in equity.

          27.  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns. Upon the death of any Employee, payments due and owing by the Companies to such Employee shall continue to be made to the estate, personal representative, or designated beneficiary of the deceased Employee.

          28.  Entire Agreement.  This Agreement and the Transaction Documents
               ----------------
constitute the entire Agreement among the parties hereto with regard to the subject matter hereof and there are no other agreements, whether verbal or written, among the parties hereto and/or any of the Companies that are in any way related to any of the Transactions.

          29.  Transaction Documents.  Except as expressly modified and amended
               ---------------------
herein, the Transaction Documents are ratified and confirmed in all respects. The Subordination Agreement to which the Employees, M. Altshuler, HHCA, Master Supply, and certain of HHCA's lenders are a party, as modified through the date hereof, is not amended hereby.

          30.  Obligations of Companies.  The duties, obligations, and
               ------------------------
liabilities of the Companies hereunder shall be joint and several.

          31.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              HOME HEALTH CORPORATION OF AMERICA, INC.


                              By /s/ Bruce J. Feldman
                                ---------------------------------
                                         Bruce J. Feldman,
                                         President

                              Attest: /s/ James J. Swiniuch
                                     ----------------------------
                                         Secretary


                              HOME HEALTH CORPORATION OF DELAWARE, INC.


                              By /s/ Bruce J. Feldman
                                ---------------------------------
                                         President

                              Attest: /s/ James J. Swiniuch
                                     ----------------------------
                                         Secretary


                              HHCD, INC.

                              By /s/ Bruce J. Feldman
                                ---------------------------------
                                         President

                              Attest: /s/ James J. Swiniuch
                                     ----------------------------
                                         Secretary


                              HHCDME, INC.

                              By /s/ Bruce J. Feldman
                                ---------------------------------
                                         President

                              Attest: /s/ James J. Swiniuch
                                     ----------------------------
                                         Secretary


                              /s/ Steven R. Altshuler      (SEAL)
                              -----------------------------
                                    Steven R. Altshuler

                              /s/ Jane E. Altshuler        (SEAL)
                              -----------------------------
                                    Jane E. Altshuler

                              /s/ William W. Moses         (SEAL)
                              -----------------------------
                                    William W. Moses

                              /s/ Andra H. Moses           (SEAL)
                              -----------------------------
                                    Andra H. Moses

                                    CONSENT
                                    -------

     The undersigned, intending to be legally bound, hereby consents to and approves of the foregoing Separation Agreement and the modification to the Promissory Note referred to therein.

Dated:  June 30, 1996         /s/ Milton Altshuler    (SEAL)
                              ------------------------
                              Milton Altshuler